EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-276775 and 333-275925) and on Form S-8 (Nos. 333-224224 and 333-274525) of Solitario Resources Corp. (fka Solitario Zinc Corp.) (the “Company”) of our report dated March 15, 2023, relating to the consolidated financial statements as of and for the year ended December 31, 2022, which appears in this Form 10-K.

Denver, Colorado

March 21, 2024